EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 of our report dated February 26, 2004 relating to the financial statements, which appears in DST Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

Kansas City, Missouri
March 26, 2004